Exhibit 21.1

Car Charging Group, Inc.
List of Subsidiaries
Entity, Name State of Incorporation

Car Charging, Inc. Delaware
Car Charging China Corp., Delaware
Car Charging Canada, Inc. Ontario, Canada
Car Charging Limited, Ireland
eCharging Stations, LLC ,Florida
Car Charging Holdings, LLC, Florida
Car Charging International, LLC Florida
CCG Energy, LLC Florida
CCG Sales, LLC Nevada
Car Charging Group (CA), Inc. California
CCGI Holdings, LLC Florida
CCGI/Oceanside, LLC Florida
CCGI/Artech, LLC Florida
CCGI/Delray Professional Center LLC Florida
CCG/PB&F, LLC Florida
CCGI/Dania 49 Park LLC Florida
CCGI/Mall of America, LLC Minnesota
CCGI/Icon, LLC New York
CCGI/Aventura, LLC Florida
CCGI/ERM, LLC Florida
CCGI/Related LLC New York
CCGI/LAZ Norwalk, LLC Connecticut
CCG/King Parking, LLC Florida
CCGI/Equity One, LLC Florida
CCGI/PAT, LLC Pennsylvania
CCGI/Dana Park, LLC Arizona
CCGI/RPI, LLC New York
CCGI/SJTS, LLC Virginia
CCGI/Centro, LLC New York
CCGI/USPG, LLC Washington DC
CCGI/CHM, LLC Florida
CCGI/TBL LLC Florida
CCGI/ SJW LLC Florida
CCGI/ UPSI LLC Florida
CCGI/ WALCO LLC Florida
CCGI/ APMI California
CCGI/ LIPB LLC Florida
CCGI/ LAH LLC Pennsylvania
CCGI/ LAH LLC Pennsylvania
CCGI/ CRLP LLC Florida
CCGI/ LAZ Florida LLC Florida
CCGI/ Forest City Ohio
CCGI/ FRIT LLC Virginia
CCGI/ APA LLC Virginia
CCGi/ 360 State, LLC Connecticut
CCGI/ KMI, LLC Maryland
CCGI/ Hollywood, LLC Florida